Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - July 2006

	Series Deal Size Expected Maturity	1996-4 $602MM 8/10/2006	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008
	Yield	16.65%	16.65%	16.64%	16.65%
Less:	Coupon	5.66%	5.67%	5.62%	5.60%
	Servicing Fee	1.50%	1.50%	1.50%	1.50%
	Net Credit Losses	4.15%	4.15%	4.15%	4.15%
	Excess Spread:
	July-06	5.34%	5.33%	5.37%	5.40%
	June-06	6.52%	6.45%	6.50%	6.50%
	May-06	6.24%	6.25%	6.31%	6.29%
	Three Month Average Excess Spread	6.03%	6.01%	6.06%	6.06%

	Delinquency:
	30 to 59 Days	0.96%	0.96%	0.96%	0.96%
	60 to 89 Days	0.69%	0.69%	0.69%	0.69%
	90+ Days	1.57%	1.57%	1.57%	1.57%
	Total	3.22%	3.22%	3.22%	3.22%

	Principal Payment Rate	19.24%	19.24%	19.24%	19.24%